EXHIBIT 23.2







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Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTEAL, OTTAWA



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The undersigned, Schwartz Levitsky Feldman llp, Chartered Accountants hereby consent to the use of our name and use of our opinion dated February 17, 2006 on the financial statements of Security Devices International, Inc. (the "Company") included in its Registration Statement on Form SB-2 being filed by the Company, for the fiscal year ended November 30, 2005.

                                         "SCHWARTZ LEVITSKY FELDMAN LLP"

Toronto, Ontario, Canada
March 15, 2006                                    Chartered Accountants